Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Blackhawk Fund
(Formerly Zannwell, Inc.
   and USA Telcom International)
Carson City, Nevada

We consent to the use in this Registration Statement on Form SB-2 (Amendment No. 1) of our report dated February 24, 2006 relating to The Blackhawk Fund’s financial statements for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 1, 2007